EXECUTION VERSION FOURTH SUPPLEMENTAL INDENTURE FOURTH SUPPLEMENTAL INDENTURE (this “Fourth Supplemental Indenture”) dated as of January 7, 2022, among COMPASS SOLAR GROUP, LLC, a Delaware limited liability company, MARC JONES CONSTRUCTION, L.L.C., a Louisiana limited liability company, BUILDPRO, L.L.C., a Louisiana limited liability company, ENERGYPRO LLC, a Louisiana limited liability company (each a “New Guarantor” and together, the “New Guarantors”), each a subsidiary of PRIME SECURITY SERVICES BORROWER, LLC (or its successor), a Delaware limited liability company, PRIME FINANCE INC. (or its successor), a Delaware corporation, and WELLS FARGO BANK NATIONAL ASSOCIATION, a national banking association, as trustee under the indenture referred to below (the “Trustee”). W I T N E S S E T H : WHEREAS, Prime Security Services Borrower, LLC (“Issuer”), Prime Finance Inc. (“Co-Issuer” and, together with Issuer, the “Issuers”), the guarantors party thereto, and the Trustee executed and delivered an Indenture, dated as of April 4, 2019 (as originally executed, the “Original Indenture” or, as it may be from time to time supplemented or amended by one or more supplemental indentures supplemental thereto, the “Indenture”), to provide for the issuance by the Issuers from time to time of unsubordinated debt securities evidencing its unsecured indebtedness; WHEREAS, pursuant to the Original Indenture, Issuers have issued $750,000,000 of 5.750% First-Priority Senior Secured Notes due 2026 (the “Notes”); WHEREAS, pursuant to the First Supplemental Indenture, dated as of September 23, 2019, the Issuers have issued an additional $600,000,000 of Notes; WHEREAS, pursuant to the Indenture, the Trustee and the Issuers are authorized to execute and deliver this Fourth Supplemental Indenture; NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each New Guarantor, the Issuers and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows: 1. Defined Terms. As used in this Fourth Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Fourth Supplemental Indenture refer to this Fourth Supplemental Indenture as a whole and not to any particular section hereof. 2. Agreement to Guarantee. Each New Guarantor hereby agrees, jointly and severally with all existing Notes Guarantors (if any), to guarantee the Issuers’ Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a guarantor under the Indenture.

3. Notices. All notices or other communications to any New Guarantor shall be given as provided in Section 17.03 of the Original Indenture. 4. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Fourth Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. 5. Governing Law. THIS FOURTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. 6. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Fourth Supplemental Indenture. 7. Counterparts. The parties may sign any number of copies of this Fourth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. 8. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

[Signature Page to 2026 1L Indenture – Fourth Supplemental Indenture] IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed as of the date first above written. COMPASS SOLAR GROUP, LLC By: /s/ Jeffrey Likosar Name: Jeffrey Likosar Title: Chief Financial Officer and President, Corporate Development MARC JONES CONSTRUCTION, L.L.C. By: /s/ Jeffrey Likosar Name: Jeffrey Likosar Title: Chief Financial Officer and President, Corporate Development BUILDPRO, L.L.C. By: /s/ Jeffrey Likosar Name: Jeffrey Likosar Title: Chief Financial Officer and President, Corporate Development ENERGYPRO LLC By: /s/ Jeffrey Likosar Name: Jeffrey Likosar Title: Chief Financial Officer and President, Corporate Development

[Signature Page to 2026 1L Indenture – Fourth Supplemental Indenture] PRIME SECURITY SERVICES BORROWER, LLC By: /s/ Jeffrey Likosar Name: Jeffrey Likosar Title: Executive Vice President, Chief Financial Officer & Treasurer PRIME FINANCE INC. By: /s/ Jeffrey Likosar Name: Jeffrey Likosar Title: Executive Vice President, Chief Financial Officer & Treasurer

[Signature Page to 2026 1L Indenture – Fourth Supplemental Indenture] WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee By Computershare Trust Company, N.A., as agent for Wells Fargo Bank, National Association By: /s/ Linda Lopez Name: Linda Lopez Title: Assistant Vice President